Exhibit 3.1

FORM OF CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

THE TRUST CERTIFICATE DOES NOT REPRESENT DEPOSITS OR OBLIGATIONS OF OR ANY INTEREST IN THE ADMINISTRATOR OR [•].

Certificate No.

Percentage Interest evidenced by this Certificate:             %

CERTIFICATE

Issued by Goal Capital Funding Trust [•]-[•]

This Certificate (the “Certificate”) is not guaranteed or insured by any governmental agency or instrumentality and does not represent deposits or obligations of or any interest in the Administrator or [•].

This Certificate certifies that              is the registered owner (the “Certificateholder”) of the Percentage Interest evidenced by this Certificate specified above in the Goal Capital Funding Trust [•]-[•] (the “Trust”). The Trust was created pursuant to a Trust Agreement, dated as of [                    ], [•] (the “Trust Agreement”), between Goal Capital Funding, LLC, as Initial Certificateholder and Depositor (the “Depositor”), and [•], as Delaware Trustee (the “Delaware Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder by virtue of the acceptance hereof assents and by which such Certificateholder is bound.

This Certificate has not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not be listed on any exchange. In addition to other restrictions on transfer set forth in the Trust Agreement, no transfer of this Certificate shall be made to a Person or entity unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such laws.

In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust, the Delaware Trustee, the Administrator and the transferring Certificateholder in writing the facts surrounding the transfer in substantially the forms required by the Trust Agreement. Except in the case of a transfer as to which the proposed transferee has provided a Rule 144A Letter with respect to a Rule 144A transaction, there shall also be delivered to the Trust an Opinion of Counsel (unless such transfer is made to an affiliate of the transferor) to the effect that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Trust, the Delaware Trustee (unless it is the transferee from whom such opinion is to be obtained) or of the Administrator. The Certificateholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Delaware Trustee and the Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

No transfer, sale, pledge or other disposition of this Certificate shall be made unless prior to such transfer, sale, pledge or other disposition, the Trust shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Delaware Trustee, to the effect that such a transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a person acting on behalf of any such plan, or (ii) in the case of any Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trust, the Delaware Trustee and the Administrator to the effect that the purchase or holding of such Certificate will not result in the Trust or the Trust Estate being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trust, Delaware Trustee, the Administrator or the transferring Certificateholder to any obligation in addition to those undertaken in the Trust Agreement. Notwithstanding anything else to the contrary herein, in the event any purported transfer of a Certificate is made without delivery of the representation letter referred to above, such representation shall be deemed to have been made by the transferee by its acceptance of such Certificate. In addition, any purported transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trust, the Delaware Trustee and the Administrator of an Opinion of Counsel as described above shall be void and of no effect.

This Certificate is one of a duly authorized issue of Certificates representing a beneficial undivided ownership interest in the Trust created by the Trust Agreement. This Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an Authorized Officer of the Delaware Trustee.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Estate for payment hereunder and that neither the Delaware Trustee nor the Administrator is liable to the Certificateholders for any amount distributable under this Certificate or the Trust Agreement, except as expressly provided in the Trust Agreement.

This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Delaware Trustee and the Administrator.

Pursuant to the terms of the Trust Agreement, a distribution on all Certificates issued by the Trust will be made as provided in the Trust Agreement to the Person in whose name such Certificates are then registered. Such distribution will be made pro rata to the holders based on their respective Percentage Interests.

Distributions on this Certificate shall be made by wire transfer to the Certificateholder entitled thereto as its name appears on the Register. The final distribution on the Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trust specified in the notice to Certificateholders of such final distribution.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trust accompanied by a written instrument of transfer in form satisfactory to the Trust duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations and evidencing the same aggregate ownership in the Certificates are issuable only as registered Certificates without coupons in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to the Trust Agreement, a Register in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

Prior to due presentation of a Certificate for registration of transfer, the Trust, the Delaware Trustee, the Administrator and the Registrar may treat the Person in whose name any Certificate is registered in the Register as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Trust, Delaware Trustee, the Administrator and the Registrar shall be bound by any notice to the contrary.

THE TRUST AGREEMENT CONSTITUTES THE CONTRACT GOVERNING THE RIGHTS AND OBLIGATIONS OF THE CERTIFICATEHOLDERS. THIS CERTIFICATE IS ONLY EVIDENCE OF SUCH CONTRACT AND, AS SUCH, IS SUBJECT IN ALL RESPECT TO THE TERMS OF THE TRUST AGREEMENT, WHICH SUPERCEDES ANY INCONSISTENT STATEMENTS IN THIS CERTIFICATE.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

Dated:                     ,

Goal Capital Funding Trust [•]-[•]
By: [•], not
in its individual capacity but solely in its capacity as Delaware Trustee of the Goal Capital Funding Trust [•]-[•]:

By:
Name:
Title:

This is one of the Certificates

referenced in the within-mentioned

Trust Agreement:

By:
Authorized Signatory of [•], not in its individual capacity but solely in its capacity as Delaware Trustee of the Goal Capital Funding Trust [•]-[•]